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                      VIRAGEN (EUROPE) LTD. AND SUBSIDIARY
                EXHIBIT 11 COMPUTATION OF LOSS PER COMMON SHARE
                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                        1996            1995
 PRIMARY AND FULLY DILUTED

 Weighted average shares outstanding                                    6,932,710          100
                                                                        =========     ========

 Net Loss                                                               $ (99,319)    $(25,423)
                                                                        =========     ========

 Net loss per common share                                              $    (.01)    $(254.23)
                                                                        =========     ========